NEWS RELEASE

Ocean Power Technologies and Acteon Field Life Services Announce

Collaborative Agreement

Companies to pursue mutual opportunities throughout the global oil field decommissioning market and beyond.

MONROE TOWNSHIP, N.J., April 4, 2019 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (NASDAQ: OPTT), a leader in innovative ocean energy solutions, and Acteon Field Life Services Ltd, a subsidiary of Acteon Group Ltd and a leading subsea services and solutions company, today announced a non-exclusive memorandum of understanding (“the Agreement”) to develop, explore and exploit mutual opportunities in the global oil and gas and renewable markets.

George Kirby, OPT President and Chief Executive Officer added, “We see a strong potential in this collaboration, where OPT’s PowerBuoy® products and services and Acteon’s integrated subsea services and solutions, coupled with Acteon’s global network of facilities, personnel and market positioning, can provide significant value to our customers.”

OPT is currently collaborating with Acteon Field Life Services on an Exclusion Zone MonitoringTM project for Premier Oil in the Central North Sea. The project, backed by the Aberdeen-based Oil & Gas Technology Centre (OGTC), will include the deployment of OPT’s PowerBuoy® system, which includes surveillance and monitoring technology and a turnkey mooring and deployment solution (provided by Acteon subsidiaries, Pulse Monitoring and InterMoor respectively).

The Field Life Service team integrates Acteon Group’s diverse portfolio of capabilities by creating new, disruptive commercial and technical solutions that deliver a significant reduction in the total cost of ownership, across the entire asset lifecycle from subsea concept development to decommissioning.

Tim Martin, Vice President, Decommissioning at Acteon stated, “Acteon is redefining the subsea services market. Our goal is to enable customers to reduce the lifetime costs of owning and operating their subsea infrastructure. Using our own deep domain expertise in the subsea decommissioning sector and collaborating with carefully selected partners such as OPT, we can significantly reduce end of field life costs for subsea oil and gas operators, whilst maintaining robust and safe operations for the benefit of all stakeholders. We look forward to working with OPT in this new collaboration in support of our wider strategy”.

In an earlier statement, Pieter voor de Poorte, Premier Oil’s Subsea Decommissioning Lead commented, “We think this technology has a lot of potential and it aligns well with our goals of increasing safety, efficiency and operational effectiveness. The PowerBuoy® system will deliver on all these aspects and offer a step change in our decommissioning planning processes. It also opens up potential future applications for intelligent, remotely controlled small field developments.”

OPT’s PowerBuoy® products are reliable and persistent power and communications platforms for remote offshore applications such as topside and subsea surveillance and monitoring during oil field decommissioning activities, autonomous vehicle charging, weather and ocean data collection, and providing power to subsea equipment. The PB3 PowerBuoy® supports a suite of mission critical payloads, lowering customer operational costs and enabling real-time data transfer and real-time decision making.

About Acteon

Acteon provides a range of global subsea services from surveying, installation and asset integrity management through to decommissioning. Acteon’s companies are 2H Offshore, Aquatic, Claxton, Clarus Subsea Integrity, Conductor Installation Services (CIS), Core Grouting Services, Deepwater, InterAct, InterMoor, J2 Subsea, LDD, LM Handling, MENCK, Probe Oil Tools, Pulse Structural Monitoring, Seatronics, Subsea Riser Products (SRP), TEAM Energy Resources and UTEC. Acteon’s companies share knowledge and experience to add value and create effective, tailored solutions for clients across four business segments: surveying, monitoring and data; risers and moorings; seabed foundation technologies; and project support services. Learn more at www.acteon.com.

About Ocean Power Technologies

Ocean Power Technologies is transforming remote offshore power through innovative, cost-effective, and durable ocean energy solutions. The PB3 PowerBuoy™ uses ocean waves to provide clean and reliable electric power and real-time data communications for remote offshore applications in markets such as oil and gas, defense and security, science and research, and communications. OPT is headquartered in Monroe Township, New Jersey. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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OPT Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Acteon Group Contact:

Paul Alcock, President

Acteon field Life Service

Email: info@acteon.com

Phone +44 1603 227019